                                                                    EXHIBIT 99.1
PHYCOR(R)
The Physicians' Corporation                                         NEWS RELEASE
--------------------------------------------------------------------------------

CONTACT: FOR PHYCOR, INC.:                  FOR MEDPARTNERS, INC.:
         Joseph C. Hutts                    Larry R. House
         Chairman, President and Chief      Chairman and Chief Executive Officer
           Executive Officer                  or
           or                               Harold O. Knight, Jr.
         John K. Crawford                   Chief Financial Officer
         Chief Financial Officer            (205) 733-8996
         (615) 665-9066
                                            Investor Relations:
         Investor Relations:                Randy Pittman
         Shawn Carder                       Vice President - Finance
         Director                             or
         (615) 665-9066                     Tom Bartels
                                            Director
         New York Media Contact:            (205) 733-8996
         Sam Ostrow
         (203) 328-3018                     Media Relations:
                                            Tom Dingledy
         Other Media Contact:               Vice President - Corporate
         Tom Lawrence                         Communications
         (615) 665-9066                     (205) 733-8996

          PHYCOR ANNOUNCES AGREEMENT TO ACQUIRE MEDPARTNERS COMBINING
              NATIONS'S LEADING PHYSICIAN MANAGEMENT ORGANIZATIONS

Nashville, Tennessee (October 29, 1997) -- The Boards of Directors of PhyCor, Inc. (Nasdaq/NM:PHYC) and MedPartners, Inc. (NYSE:MDM) today unanimously approved a definitive agreement under which PhyCor would acquire MedPartners, forming a nationwide physician management company with revenues of more than $8.4 billion. Under the terms of the agreement, holders of MedPartners common stock will receive a fixed ratio of 1.18 shares of PhyCor stock for each MedPartners share held. The transaction is valued at approximately $8.0 billion including the assumption of $1.2 billion of debt. The transaction is expected to be accounted for as a pooling-of-interests and to be treated as a tax-free exchange. It is subject to the approval of shareholders of both companies, various state and Federal regulatory agencies, and other customary conditions. Closing of the transaction is anticipated in the first quarter of 1998.

     The combined company will operate in all 50 of the United States and will be affiliated with approximately 35,000 physicians. In addition, the combined company will serve more than three million patients under prepaid health plans.


                                     -MORE-

                PHYCOR, Inc. - 30 Burton Hills Blvd. - Suite 400
                     Nashville, Tenn. 37215 - 615-665-9066

PHYC to Acquire MDM
October 29, 1997
Page 2

     "This is an extraordinary and unique opportunity," said Joseph C. Hutts, chairman, president and chief executive officer of PhyCor. "The purpose of PhyCor has always been to make a fundamental contribution to our healthcare system. This combination positions us to attain our goal. Despite the combining of the two largest physician management companies, we will only represent approximately 5% of all physicians in America. We have plenty of work to do. In an increasingly competitive environment, physicians need organizational strength and resources to make a positive difference in healthcare cost and quality. This transaction creates the most compelling physician organization in our nation -- one that meets the needs of physicians, employers, payors, and especially patients."

     Larry R. House, MedPartners' chairman and chief executive officer, commented, "These are the two preeminent physician practice companies in the industry, and each has been on the leading edge of developing strong physician networks to improve patient service and outcomes. The companies' complementary strategies accelerate our opportunity to continue building the premier physician-driven healthcare delivery system in the United States. This merger is in the best interests of shareholders, physicians, and employees and will result in an enterprise that is uniquely positioned to meet the needs of patients and payors nationwide."

     Mr. Hutts will remain chairman, president and chief executive officer of the combined entity. Mr. House will join PhyCor's current 11-member board along with another current MedPartners director, Richard M. Scrushy, chairman and chief executive officer of HEALTHSOUTH (NYSE:HRC) of Birmingham, Alabama.

     PhyCor, Inc. is a physician practice management company that operates multi-specialty clinics and manages independent practice associations (IPAs). The Company operates 53 clinics with approximately 3,780 physicians in 28 states and manages IPAs with over 17,800 physicians in 27 markets.

     MedPartners, Inc. is a physician practice management company operating in 40 states. The company develops, consolidates and manages healthcare delivery systems. Through the company's network of affiliated group and IPA physicians, MedPartners provides primary and specialty healthcare services to prepaid managed care enrollees and fee-for-service patients. MedPartners also manages the nation's largest independent prescription management company.

     BT Alex. Brown Incorporated and Smith Barney Inc. acted as financial advisors to PhyCor and MedPartners, respectively.

     This press release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.


                                     -MORE-

                     PHYCOR, INC./MEDPARTNERS, INC. MERGER

                                   FACT SHEET

COMBINED COMPANY HIGHLIGHTS:
-  Approximately 35,000 affiliated physicians
-  Over 36,000 employees in 44 states
-  $8.4 billion in annualized revenue (third quarter annualized)
-  $717 million in annualized EBITDA (third quarter annualized)

TERMS OF THE MERGER:
- PhyCor will issue approximately 236 million shares in connection with the merger
- Transaction valued at $8.0 billion including $1.2 billion in assumed debt (10/28/97 price)
-  Each MedPartners share will convert into 1.18 shares of PhyCor common stock
- Transaction expected to be accounted for as a pooling-of-interests and a tax-free exchange
-  Customary break-up fees for a transaction of this size

KEY OPERATING STATISTICS:

                                         PHYCOR      MEDPARTNERS     COMBINED
                                         ------      -----------     --------
Physicians:
  Group Physicians                          3,780         3,385         7,165
  Hospital-Based and Other Physicians         -           2,475         2,475
  IPA Physicians                           17,800         7,482        25,282
                                       ----------     ---------     ---------
    TOTAL                                  21,580        13,342        34,922
                                       ==========     =========     =========

Practices                                      53           289           342
Locations                                     495           674         1,169
Markets                                        73            51           110
States                                         28            40            44

Prepaid Enrollment:
  Professional Only                       968,405     1,174,221     2,142,626
  Global                                  155,862       962,645     1,118,507
                                       ----------    ----------    ----------
    TOTAL PREPAID ENROLLMENT            1,124,267     2,136,866     3,261,133
                                       ==========    ==========    ==========

Senior Enrollment                         169,733       248,000       417,733

RUN-RATE FINANCIALS (THIRD QUARTER ANNUALIZED - IN MILLIONS):

Net Health Services Revenue            $    2,220    $    6,220    $    8,440
Revenue Net of Payments and
  Pass-Through Costs                   $    1,137    $    3,308    $    4,445
EBITDA                                 $      192    $      525    $      717
Net Income                             $       60    $      218    $      278